AMENDMENT NUMBER 1 TO
                               SECURITY AGREEMENT

                  AMENDMENT NUMBER 1 TO SECURITY AGREEMENT (this "Amendment"), dated as of May 25, 1999 by and among UNION ACCEPTANCE FUNDING CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as financial guaranty insurer (the "Insurer") and NATIONSBANK, N.A., a national banking association ("NationsBank"), individually and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent") amending that certain Security Agreement dated as of September 18, 1998 (the "Security Agreement").

                  WHEREAS, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Delinquent Receivable" and replacing it with the following (solely for convenience changed language is italicized):

              ""Delinquent Receivable" shall mean an Eligible Receivable: (i) as to which any payment, or part thereof (provided that such part is in excess of $10.00), remains unpaid for more than thirty (30) days from the due date for such payment and (ii) which is not a Defaulted Receivable."

         (b) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Required Reserve Account Amount" and replacing it with the following (solely for convenience changed language is italicized):

              ""Required Reserve Account Amount" shall mean, at any time of determination, an amount equal to the product of (a) the Required Reserve Account Percentage and (b) the Net Investment divided by the Noteholder's Percentage."

         (c) Section 1.1 of the Security Agreement is hereby amended by adding thereto a new defined term "Required Reserve Account Percentage" in the appropriate alphabetical order, and such definition shall read as follows:

              ""Required Reserve Account Percentage" shall mean the percentage specified in the following table corresponding to the percentage of type 54 or type 55 loans (i.e. "non-prime" loans) in relation to the Net Receivables Balance:


-------------------------------------------- -----------------------------------
Percentage of Non-Prime Receivables          Required Reserve Account Percentage
-------------------------------------------- -----------------------------------
2.51% or greater                             3.00%
-------------------------------------------- -----------------------------------
0.0 to 2.50%                                 2.75%
-------------------------------------------- -----------------------------------

                  SECTION 2. Amendment to Section 2.3(a). The introductory paragraph of Section 2.3(a) of the Security Agreement is hereby deleted and replaced with the following (solely for convenience, added language is italicized):

              "(a) On each Determination Date, the Collection Agent shall allocate all Collections received during the preceding Settlement Period as Receipts of Interest or Receipts of Principal. On each Remittance Date, Receipts of Interest plus all earnings during the related Settlement Period on amounts on deposit in the Prefunding Account to the extent not required pursuant to Section 2.11 to be distributed to the Collection Agent in reimbursement for previously advanced Interest Reserve Advances plus all amounts deposited in the Prefunding Interest Reserve Account with respect to the related Settlement Period (together with any earnings thereon during such Settlement Period) plus any Interest Reserve Advance made by the Collection Agent on such Remittance Date pursuant to Section 2.11 plus any payments to the Debtor under an Acceptable Hedging Arrangement (it being understood that prior to a Termination Event and provided that Acceptable Hedging Arrangements are in place, proceeds from the termination of any Acceptable Hedging Arrangements in connection with a Take-Out will be released to the Debtor and not constitute "Available Funds") plus all amounts to be applied pursuant to Section 2.14(c)(ii)(y) (the aggregate of such amounts in respect of any remittance date, the "Available Funds") shall be applied, without duplication, by the Collection Agent as follows:"

                  SECTION 3. Amendment to Section 9.6. Section 9.6 of the Security Agreement is hereby amended to add thereto a new paragraph (c) and such paragraph shall read as follows:

              "(c) The parties hereto agree that the counterparties to Acceptable Hedging Arrangements shall be third party beneficiaries of this Agreement and that the provisions of Section 2.3 (a) may not be amended without the prior consent of such counterparties. "

                  SECTION 4. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Insurer or the Collateral Agent under the Security Agreement.

                  SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 7. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.



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


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 1 as of the date first written above.

                                             ENTERPRISE FUNDING CORPORATION,
                                         as Company



                                   By: /s/ Kevin P. Burns
                                       --------------------------------------
                                           Name: Kevin P. Burns
                                           Title: Vice President

                                       UNION ACCEPTANCE FUNDING
                                         CORPORATION, as Debtor



                                   By: /s/ Leeanne W. Graziani
                                       --------------------------------------
                                           Name: Leeanne W. Graziani
                                           Title: President


                                   UNION ACCEPTANCE CORPORATION,
                                         individually and as Collection Agent



                                   By: /s/ Melanie S. Otto
                                       --------------------------------------
                                           Name: Melanie S. Otto
                                           Title: Vice President

                                         MBIA INSURANCE CORPORATION,
                                         as Insurer



                                   By: /s/ John D. Lohrs
                                       --------------------------------------
                                             Name: John D. Lohrs
                                             Title: Managing Director

                                         NATIONSBANK, N.A.,
                                         individually and as Collateral Agent



                                   By: /s/ Elliott T. Lemon
                                       --------------------------------------
                                             Name: Elliott T. Lemon
                                             Title: Vice President